Exhibit 99.5

Execution Copy

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT dated as of May 4, 2007 (the “Agreement”), is entered into by and between Ortho-Medical Products, Inc. (the “Company”), a New York corporation and Jeanne Wilde (the “Executive”).

RECITALS

WHEREAS, the Executive has provided services to the Company for several years or has been an officer of the Company for several years; and

WHEREAS, the Company wishes to employ the services of Executive and Executive desires to continue to render services to the Company; and

WHEREAS, the Company and Executive deem it to be in their respective best interests to enter into an agreement providing for the Company’s employment of Executive on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, agreements, and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.  Employment.

1.1           Term. The Company agrees to employ the Executive as Administration Director of the Company and the Executive agrees to accept such employment, for a period of two (2) years commencing as of the date of this Agreement or for such longer term as the Company and the Executive may agree in writing, but subject to the termination provisions of Section 3 hereof (the “Term”).

1.2           Duties. During the Term, as Administration Director of the Company, Executive shall perform such duties and functions as are reasonably assigned to him or her by the Board of Directors of the Company (the “Board”) and/or President of the Company (the “President”) that are consistent with Executive’s title and position.  Executive shall adhere in all material respects to all of the Company’s policies and procedures applicable to someone holding his or her position, except to the extent such policies or procedures may conflict with the terms of this Agreement, in which case the provisions hereof shall control, or applicable law.

1.3           Time Devoted to Employment. Executive agrees to devote his or her entire working time, attention and efforts to the Company and its subsidiaries and affiliates.

Executive agrees to use his or her best, good faith efforts to promote the success of the Company’s business and will cooperate with all reasonable requests of the Board in order to advance the best interests of the Company; provided, however, that this shall not be construed as preventing the Executive from accepting or maintaining directorships with companies which do not compete with the Company, investing his or her personal assets in businesses which do not compete with the Company, and engaging in not-for-profit and civic activities that do not interfere with the Executive’s duties.

1.4           Location of Employment. Executive’s principal place of employment shall be at the Company’s principal office located at 210 Jericho Turnpike, Mineola, New York 11501 or at another office that may be mutually agreed by Executive and the Company.

2.  Compensation and Related Matters.

2.1           Base Salary. As compensation for services rendered hereunder, the Company shall pay the Executive an annual base salary of $102,000 or such higher amount as the Company, in its sole judgment and discretion, may provide during the Term (the “Annual Base”), which amount shall be paid bi-weekly in accordance with the Company’s customary payroll practices.

2.2           Additional Compensation.  As additional consideration for the execution of this Agreement, the Executive is hereby granted a one-time grant of stock options for 20,000 shares of Common Stock of Andover Medical, Inc. at an exercise price per share equal to the average of the closing price of such stock on each of the last ten (10) trading days immediately prior to the date hereof (the “Options”).  The Company may, at its sole discretion, elect to issue to the Executive additional Options from time to time throughout the Term. The Options shall be issued in accordance with the terms of the Andover Medical, Inc. 2006 Employee Stock Incentive Plan except to the extent otherwise provided in this Agreement, in which case the terms hereof shall apply.  All Options shall vest in 24 equal monthly installments, and be exercisable by Executive in whole or in part at any time on and after the date hereof and through their expiration date.  The Options shall not be revocable or cancelable in connection with the termination of this Agreement by any party for any reason.  In addition, the Company hereby grants to the Executive “piggyback” registration rights with respect to all shares of Common Stock issuable upon exercise of the Options, such that the Executive shall have the right to require the Company to include such shares in its next subsequent registration statement on Form S-8 under the Securities Act of 1933, as amended, which the Company files after the exercise of any Options, or on any other subsequent registration statement subject, however, to customary exceptions, pro rata scale-back requests by underwriters (if any), indemnification provisions and other terms and conditions generally applicable to other holders of “piggyback” registration rights with respect to the Company’s Common Stock.  The Company agrees to pay all costs and expenses associated with registering the Executive’s shares.

2.3           Benefits. The Executive will be eligible to participate in the Company’s employee benefit plans made available to all employees of the Company, including medical, dental, life insurance, and 401(k) plan, all in accordance with Company policies.  The

Executive will be afforded vacation during each year of the Term in accordance with the Company’s current policy.

2.4           Withholding. The Company shall make such deductions and withhold such amounts from each payment made to Executive under this Agreement as may be required from time to time by law, governmental regulation or order and in accordance with the Company’s customary payroll practices.

2.5           Expense Reimbursement.  Executive shall be entitled to reimbursement of reasonable and necessary business expenses incurred by him or her in the course of providing services to the Company, subject to appropriate documentation and in accordance with the budgets and guidelines established by the Company from time to time.  Any travel required to be taken by the Executive hereunder shall be in economy class.

2.6           Indemnification of Executive.  Executive shall be entitled to be indemnified by the Company, to the fullest extent permitted by applicable law and the organizational documents of the Company, against any losses, damages, liabilities, claims, actions, judgments, costs and expenses (including without limitation, attorneys’ fees and expenses) that may be incurred by him or her in the course of, or in connection with, the performance of his or her duties hereunder.

3.  Termination of Employment.

3.1           Termination. The Executive’s employment hereunder may be terminated prior to the end of the Term of this Agreement under the following circumstances:

(a)                                  Death. The Executive’s employment hereunder shall terminate upon his or her death.

(b)                                 Disability. If, as a result of the incapacity of the Executive due to physical or mental illness, the Executive shall have been wholly incapable of performing his or her duties with the Company for a continuous period of not less than six (6) months during any eighteen (18) month period, his or her employment may be terminated by the Company for “Disability” after delivering a written Notice of Termination to the Executive with respect thereto.

(c)                                  Cause. Termination by the Company of the employment of the Executive for “Cause” shall mean termination based upon the Executive’s (i) willful breach or willful and gross neglect of his or her duties and responsibilities, (ii) criminal conviction of a felony or a crime of moral turpitude or a plea of nolo contendere to either of the foregoing, occurring on or after the execution of this Agreement, (iii) material breach of this Agreement (iv) acts of fraud, dishonesty, misappropriation or embezzlement, (v) violation of any material Legal Requirement (as defined in Section 7.2 below), (vi) willful breach of his or her duty of loyalty or fiduciary duties, or (vii) willful failure to comply with the Company’s reasonable orders or directives or the Company’s reasonable rules, regulations, policies, procedures or practices; provided, however, that in the case of any act or failure to act described in sub-sections (i), (iii), (v), (vi), or (vii) above, such act or failure to act shall not constitute Cause if, within ten (10) days after Notice of Termination (containing a description of the behavior allegedly constituting the “Cause”) is given to the Executive by the Company, Executive has corrected such act or failure to act, to the reasonable satisfaction of the Board.

(d)                                 Good Reason. The Executive may terminate his or her Employment during the Term of this Agreement for “Good Reason.”  Good Reason shall mean the Company’s material breach of this Agreement, a material reduction in the Executive’s duties or authority or a requirement that Executive relocate to an area outside of a radius of 50 miles of Mineola, New York, which breach shall not be cured by the Company within ten (10) days after Notice of Termination is given by the Executive.

3.2           Date of Termination. “Date of Termination” shall mean (a) the expiration of the Term, (b) if the Executive’s employment is terminated due to his or her death, the date of his death, (c) if the Executive’s employment is terminated due to Executive’s Disability, ten (10) days after Notice of Termination is given to the Executive, and (d) if the Executive’s employment is otherwise terminated by the Company or by Executive, the date upon which the for Cause or Good Reason event occurs or such other date set forth in the Notice of Termination. Nothing in this Section shall be deemed to diminish the Company’s right to cause the Executive to cease performing his duties and responsibilities as an officer and employee of the Company at any time (“Termination Without Cause”), or to limit either party’s right to give a Notice of Termination at any time during the Term of this Agreement.

3.3           Notice of Termination. Any purported termination of the Executive’s employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 8.4 of this Agreement. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

4.  Compensation Upon Termination.

4.1           Disability. In the event the Executive’s employment is terminated by reason of Disability, the Executive shall be compensated as follows: (a) all earned, but unpaid amounts of Annual Base to which the Executive was entitled as of the Date of Termination through and including the last date of the month following Executive’s Disability, and (b) all unreimbursed business expenses incurred through the Date of Termination, shall be paid in accordance with the terms of this Agreement to the Executive.  Thereafter, the Company shall have no further obligations to the Executive under this Agreement, except pursuant to Section 2.5 or as otherwise required by applicable law.

4.2           Death. In the event the Executive’s employment is terminated by reason of his or her death, the Executive’s beneficiary or estate shall be compensated as follows: (a) all earned, but unpaid amounts of Annual Base to which the Executive was entitled as of the Date of Termination through and including the last date of the month  following Executive’s death, and (b) all unreimbursed business expenses incurred through the Date of Termination, shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary, or, if no beneficiary has been designated by the Executive in a written notice prior to his or her death, to the Executive’s estate. Thereafter, the Company shall have no further obligations to the Executive’s beneficiary or estate under this Agreement, except pursuant to Section 2.5 or as otherwise required by applicable law.

4.3           Cause; Termination by Executive Without Good Reason. In the event the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason, the Company shall pay the Executive (a) all earned, but unpaid amounts of his or her Annual Base, if any, to which the Executive was entitled as of the Date of Termination, and (b) all unreimbursed business expenses incurred through the Date of Termination and the Company shall have no further obligations to the Executive under this Agreement, except pursuant to Section 2.5 or as otherwise required by applicable law.

4.4           Without Cause; Termination by Executive for Good Reason. In the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall pay the Executive (a) all earned, but unpaid amounts of his or her Annual Base, if any, to which the Executive was entitled as of the Date of Termination, (b) the sum equal to the lesser of: (i) six (6) months of the Annual Base, which sum shall be paid in equal bi-weekly installments in accordance with the Company’s customary payroll practices and payroll dates; or (ii) a prorated portion of the Annual Base for the period commencing on the Date of Termination and ending on the date Executive commences full-time employment or consultancy with any other entity, or receives any full-time remuneration from such entity (the “Separation Pay”); provided that, as a condition to Executive’s entitlement to Severance Pay under this paragraph, Executive shall execute (and not revoke) a general release of all claims (other than those relating to the Company’s breach of any of its obligations under this Agreement, including without limitation its obligation to indemnify the Executive against any losses, damages and costs arising from any breach hereof) in favor of the Company, its subsidiaries, parents, divisions, affiliates, related entities and present and former officers, directors, partners, shareholders, employees, representatives and agents, in a form acceptable to the Company, and (c) all unreimbursed business expenses incurred through the Date of

Termination and the Company shall have no further obligations to the Executive under this Agreement, except pursuant to Section 2.5 or as otherwise required by applicable law.

5.  Restrictive Covenants.

5.1           Confidential Information. Executive acknowledges that during his or her employment with the Company, he or she shall be exposed to or given access to Confidential Information (as defined below in Section 7.1). The Executive agrees, without limitation in time or until such information shall become public other than by the Executive’s unauthorized disclosure (except as necessary or appropriate in connection with the performance by the Executive of his or her duties on behalf of the Company) or as required by any Legal Requirement (as defined below in Section 7.2) or legal process, to maintain the confidentiality of the Confidential Information and refrain from divulging, disclosing, or otherwise using in any respect the Confidential Information to the detriment of the Company and any of its subsidiaries, affiliates, successors or assigns, or for any other purpose or no purpose.  Notwithstanding the foregoing, there shall be no prohibition against the Executive using the general skill and knowledge which he or she has acquired as an employee of the Company.

5.2           Ownership of Intellectual Property. Executive acknowledges and agrees that all work performed, and all ideas, concepts, materials, products, software, documentation, designs, architectures, specifications, flow charts, test data, programmer’s notes, deliverables, improvements, discoveries, methods, processes, or inventions, trade secrets or other subject matter that (a) relate to the Company’s competitive business activities or actual or demonstrably anticipated development or contemplated expansion thereof in which the Executive was actively involved, (b) result from any work performed by Executive, alone or with others, for the Company, (c) are developed on the Company’s time or using the Company’s equipment, supplies, facilities or Confidential Information, or (d) are based upon the Confidential Information of the Company, whether in written, oral, electronic, photographic, optical or any other form (collectively, “Materials”) are the property of the Company and its successors or assigns, and all rights, title and interest therein shall vest in the Company and its successors or assigns, and all Materials shall be deemed to be works made for hire and made in the course of his employment relationship with the Company.  To the extent that title to any Materials has not or may not, by operation of law, vest in the Company and its successors or assigns, or such Materials may not be considered works made for hire, Executive hereby irrevocably assigns all rights, title and interest therein to the Company and its successors or assigns.  All Materials belong exclusively to the Company and its successors or assigns, with the Company and its successors or assigns having the right to obtain and to hold in its or their own name, copyrights, patents, trademarks, applications, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.  Executive hereby grants to the Company and its successors or assigns an irrevocable power of attorney to perform any and all acts and execute any and all documents and instruments on his behalf as the Company and its successors or assigns may deem appropriate in order to perfect or enforce the rights defined in this Section.  Executive further agrees to give the Company and its successors or assigns, or any person designated by the Company and its successors or assigns, at the Company’s or its successors’ or assigns’ expense, any assistance reasonably required to perfect or enforce the rights defined in this Section. Executive shall communicate and deliver to the Company and its successors or assigns promptly and fully all Materials conceived or developed by him (alone or jointly with others) during the period of his employment relationship with the Company and its successors and assigns.

5.3           Covenant Not to Compete.

(a)                                  In the event that this Agreement is terminated by the Company for any reason, then for a period commencing on the date hereof and continuing until the later of three (3) years after the Closing Date or one (1) year after the date of final payment under the terms of this Agreement, Executive shall not in any city, town or county in any state of the United States where the Company or any of its subsidiaries, affiliates, successors or assigns engages in the Business (defined below) as of the date of such termination, directly or indirectly, do any of the following:

(i)            engage in any business which is competitive with the business of the Company as conducted today, which is the distribution of orthopedic durable medical equipment (including orthotics and prosthetics) to patients (the “Business”), for the Executive’s own account;

(ii)           enter the employ of, or render any services to or for, any entity that is engaged in the Business other than a separate division of such entity that is not engaged in the Business; or
(iii)          become interested in any entity engaged in the Business in any capacity, including as an individual, partner, member, shareholder, officer, director, principal, employee, agent, investor, trustee or Executive.

Notwithstanding the foregoing, Executive may own, directly or indirectly, solely as a passive investment, securities of any entity if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, beneficially own 5.0% or more of any class of securities of such entity.

(b)                                 Noninterference.  In the event that this Agreement is terminated by the Company for Cause, or by the Executive without Good Reason, then for a period commencing on the date hereof and continuing until one (1) year after the Date of Termination the Executive shall not, directly or indirectly, do any of the following: solicit, induce, or attempt to solicit or induce any person known by Executive to be a partner, principal, member, employee or Executive of the Company or its subsidiaries, affiliates, successors or assigns, to terminate his or her employment or other relationship with the Company or any of its subsidiaries, affiliates, successors or assigns.

(c)                                  Nonsolicitation.  In the event that this Agreement is terminated by the Company for Cause, or by the Executive without Good Reason, then for a period commencing on the date hereof and continuing until one (1) year after the Date of Termination, the Executive shall not directly or indirectly, solicit, induce, or attempt to solicit or induce any person or entity then known to be a customer, client, vendor, supplier, distributor or Executive of the Company or any of its subsidiaries, affiliates, successors or assigns to terminate his, her or its relationship with the Company, or any of its subsidiaries, affiliates, successors or assigns for any purpose.

5.4           Return of Documents and Other Property.  At the end of the Term or upon any earlier Date of Termination , the Executive shall return to the Company all of its property, equipment, documents, records, lists, files and any and all other Company materials (including, without limitation, computerized or electronic information) that is in Executive’s possession as of the Date of Termination (the “Company Property”).  The Company Property shall be delivered to the Company at its office in Mineola, New York (or at such other location mutually agreed by the Company and the Executive), at Company’s expense, within five (5) business days after the Date of Termination.  Unless otherwise agreed by the Company in writing, Executive shall not employ any Company Property.

5.5           Reasonableness of Restrictive Covenants. The Executive agrees that, due to the uniqueness of his skills and abilities and the uniqueness of the Confidential Information that will be disclosed to him or her in the course of his or her employment with the Company, the covenants set forth herein are reasonable and necessary for the protection of the Company.  Nevertheless, if it shall be determined that such covenants are unenforceable in that they are too broad as to their scope or geographical coverage, then the parties hereby confer upon any appropriate court the power to limit such scope or geographical coverage such that they will be enforceable.

5.6           Irreparable Injury.  Executive acknowledges that the covenants contained in this Section 5 and the Executive’s services under this Agreement are of a special and unique character, which gives them a special value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach or threatened breach by him of any of the covenants contained in this Agreement will cause the Company irreparable injury.  Executive therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to seek a temporary restraining order, preliminary and permanent injunctions and any other appropriate equitable remedy that prevents Executive from breaching this Agreement, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Executive from any such violation or threatened violation.

6.  Arbitration.

6.1           Except as otherwise set forth in Section 5.6, any dispute between the parties arising out of this Agreement, including but not limited to any dispute regarding any aspect of this Agreement, its formation, validity, interpretation, effect, performance or breach, or the Executive’s employment (“Arbitrable Dispute”) shall be submitted to arbitration in the State of New York, before an experienced employment arbitrator who is either licensed to practice law in New York, or is a retired judge.  The parties agree to make a good faith effort to select a mutually agreeable arbitrator.  However, if the parties are unable to reach agreement on an arbitrator, one will be selected pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association or any successor rules thereto.  The arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules or any successor rules. The arbitrator in any Arbitrable Dispute shall not have authority to modify or change this Agreement in any respect.  The prevailing party in any such arbitration shall be awarded his or its costs, expenses, and reasonable attorneys’ fees incurred in connection with the arbitration. The Executive and the Company shall each be responsible for payment of one-half the amount of the arbitrator’s fee(s). The arbitrator’s decision and/or award will be fully enforceable and subject to an entry of judgment by any court of competent jurisdiction.

7.  Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 7:

7.1           “Confidential Information” shall mean (i) any and all Trade Secrets, product specifications, compositions, designs, molds, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), of the Company and any other information, however documented, of the Company that is a Trade Secret; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.  “Confidential Information” does not include (a) any information generally known or available to the public or industry participants other than through Executive’s disclosure thereof in breach of the terms of this Agreement, (b) information independently developed by the Executive after the date hereof without reference to the Confidential Information previously disclosed by the Company to the Executive, (c) information disclosed to the Executive on a non-confidential basis from a source other than the Company, and (d) information that is required to be disclosed by any person or entity pursuant to any Legal Requirement or legal process.

7.2           “Legal Requirement” shall mean any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

7.3           “Trade Secret” shall mean all technology, know-how, proprietary processes and formulas, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by the Company as licensee or licensor.

8.  Miscellaneous.

8.1           Successors and Assigns; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, that (a) the duties of the Executive hereunder are personal to the Executive and may not be delegated or assigned by him, and (b) the Company may not assign its rights or obligations hereunder without the prior written consent of the Executive.

8.2           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles thereof or of any other jurisdiction.

8.3           Waivers. The waiver by either party hereto of any right hereunder or any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

8.4           Notices. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, via facsimile or by overnight courier, as follows:

If to the Company, to:

Ortho-Medical Products, Inc.
510 Turnpike Street, Suite 204
North Andover, MA 01845
Attn: Edwin Reilly
Facsimile No.: (978) 557-1004

and

Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103-0084
Attn:  Elliot H. Lutzker, Esq.
Facsimile No.: (212) 262-5152

If to the Executive, to:

Jeanne Wilde
[address]
Facsimile No.: _______

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn:  Lloyd L. Rothenberg, Esq.
Facsimile No.: (212) 656-1076

or to such other address as may be specified in a written notice personally delivered, faxed or mailed by overnight courier or registered or certified mail, postage prepaid, return receipt requested, given by one party to the other party hereunder.

8.5           Severability.  If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.  If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

8.6           Amendment; Cancellation. This Agreement may not be amended or cancelled except by mutual agreement of the parties in writing (without the consent of any other person) and no person, other than the Company, its successors and assigns and the Executive, and his or her executors and heirs, shall have any rights under or interests in this Agreement or the subject matter hereof.

8.7           Descriptive Headings. The parties hereto agree that the headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.8           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral and/or written understandings and/or agreements between the parties hereto relating to the subject matter hereof.

8.9           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

/s/ Jeanne Wilde
Jeanne Wilde

ORTHO-MEDICAL PRODUCTS, INC.

By:	/s/ Edwin Reilly
Name: Edwin Reilly
Title: President